Q1 Fiscal 2025 | Financial Results

Lee D. Rudow
President and CEO

Michael West
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

Transcat Trust in every measure

Safe Harbor Statement

- *This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as "aim," "anticipates," "believes," "can," "could," "designed," "estimates," "expects," "focus," "goal," "intends," "may," "plan," "outlook," "potential," "seek," "strategy," "strive," "target," "will," "would," and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.*

Q1 FY25 Summary

Consolidated Results

Q1 revenue grew 10% vs prior year to $66.7M

Gross margin of 34.0% expanded 310bps

Net Income of $4.4M or $0.48 per diluted share grew 49% from prior year

Adjusted EBITDA increased 20% from prior year to $10.2M

Service Segment

Q1 Service revenue of $43.8M grew 10% vs prior year, the 61st consecutive quarter of YoY growth and the 2nd largest in Transcat history

Service organic revenue grew 6.4%

Gross Profit grew 15% and gross margin expanded 150bps to 34.0%

Distribution Segment

Q1 revenue growth of 11% driven by Rentals, including acquisitions

Gross margin expanded 620bps to 33.9%

Revenue

($ in millions)


Service Segment
$39.9
10%
$43.8
Q1 FY24
Q1 FY25


Distribution Segment
$20.7
11%
$22.9
Q1 FY24
Q1 FY25


Consolidated
$60.6
10%
$66.7
Q1 FY24
Q1 FY25

Consolidated revenue grew 10% in Q1 as both segments experienced consistent demand

Service total revenue growth of 10%; organic growth remained healthy at 6.4%

Distribution revenue growth of 11% driven by strong Rental performance and acquisitions

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)


Service Segment
15%
$13.0
32.5%
$14.9
34.0%
Q1 FY24
Q1 FY25


Distribution Segment
35%
$5.7
27.7%
$7.8
33.9%
Q1 FY24
Q1 FY25


Consolidated
21%
$18.7
30.9%
$22.7
34.0%
Q1 FY24
Q1 FY25

Consolidated gross margin of 34.0% increased 310bps vs prior year, as both segments expanded margins

Service gross margin of 34.0% expanded 150bps due to increased productivity from automation and process improvements

Distribution gross margin expanded 620bps as mix shifts to higher-margin rentals

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)



Net Income
$2.9
$4.4
Q1 FY24
Q1 FY25
Diluted EPS
$0.38
$0.48
Q1 FY24
Q1 FY25
Adjusted EPS*
$0.52
$0.68
Q1 FY24
Q1 FY25

Q1 Net Income of $4.4M grew 49% driven by strong performance and reduction of interest expense, as majority of debt was paid down in Q3 of fiscal year 2024

Diluted EPS of $0.48 vs. $0.38 in prior year

Adjusted EPS of $0.68 up 31% vs. prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

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Adjusted EBITDA* and Margin

($ in millions)


Service Segment
12%
$6.2
15.6%
$7.0
15.9%
Q1 FY24
Q1 FY25
Distribution Segment
44%
$2.2
10.8%
$3.2
14.2%
Q1 FY24
Q1 FY25
Consolidated
20%
$8.5
14.0%
$10.2
15.3%
Q1 FY24
Q1 FY25

Consolidated adjusted EBITDA up 20% with double-digit growth in both segments and margins expanding 130bps

Service segment adjusted EBITDA up 12%

Distribution adjusted EBITDA up 44% driven by strong Rental performance and acquisitions

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

	Three Months Ended	
Note: Components may not add to totals due to rounding	June 29, 2024	June 24, 2023
Net cash provided by operations	$8.9	$7.5
Capital expenditures (CapEx)	(3.7)	(2.8)
Operating free cash flow (FCF)**	**$5.3**	**$4.8**

Cash Flow consistent with prior year

Capital expenditures up $0.9 million year over year and remain focused on Service capabilities/expansion, rental pool assets and technology; in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

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Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	June 29, 2024	March 30, 2024
Cash, cash equivalents, & marketable securities	$22.7	$35.2
Total debt	3.6	4.2
Total net debt	**($19.1)**	**($31.0)**
Shareholders' equity	262.3	225.2
Total capitalization	**$265.9**	**$229.4**
Debt/total capitalization	1.3%	1.8%
Net debt/total capitalization	-7.2%	-13.5%

0.08x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$80.0M available from credit facility at quarter-end

Revolving credit facility was paid off with the proceeds from the Secondary Offering during FY24.

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

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2025 Expectations

Service segment: For Fiscal 2025, expect Service organic revenue growth to be in the high-single digit to low double-digit range when normalized for the extra week in fiscal 2024 and continued Service gross margin expansion.

Total Transcat: We expect the fiscal 2025 income tax rate to be in the range of 24% to 26%.

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of May 15, 2024*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode: 13747789*
  Telephone replay available through **Tuesday, August 6th, 2024**

- Webcast / Presentation / Replay available at
  https://www.transcat.com/investor-relations

Supplemental Information

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Trust in every measure

TRANSCAT Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)	FY 2024 Q1	FY 2025 Q1	FY 2025 Q1 TTM
Net Income	$ 2,949	$ 4,408	$ 15,106
+ Interest Expense / (Income), net	814	(260)	(47)
+ Other Expense / (Income)	64	131	382
+ Tax Provision	813	820	4,799
Operating Income	$ 4,640	$ 5,099	$ 20,240
+ Depreciation & Amortization	2,790	4,113	14,801
+ Transaction Expense	185	434	(1,394)
+ Acquisition Earn-Out Adjustment	-		2,800
+ Other (Expense) / Income	(64)	(131)	(381)
+ Noncash Stock Compensation	930	698	4,280
Adjusted EBITDA	$ 8,481	$ 10,213	$ 40,346

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2024 Q1	FY 2025 Q1
Service Operating Income	$ 3,192	$ 4,092
+ Depreciation & Amortization	2,226	2,402
+ Transaction Expense	185	146
+ Other (Expense) / Income	(47)	(97)
+ Noncash Stock Compensation	676	421
Service Adjusted EBITDA	$ 6,232	$ 6,964
Distribution Operating Income	$ 1,448	$ 1,007
+ Depreciation & Amortization	564	1,712
+ Transaction Expense	-	288
+ Other (Expense) / Income	(17)	(35)
+ Noncash Stock Compensation	254	276
Distribution Adjusted EBITDA	$ 2,249	$ 3,248
Service EBITDA	$6,232	$6,964
Distribution EBITDA	$2,249	$3,248
Total Adjusted EBITDA	$8,481	$10,213

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Adjusted Diluted EPS Reconciliation

($ in thousands)

($ in thousands except per share data)		
	FY 25 Q1	FY 24 Q1
GAAP Net Income	$ 4,408	$ 2,949
Add back (deduct)	$ 1,831	$ 1,095
Amortization of Intangibles	1,749	1,093
Acquisition deal costs	434	185
Acq Stock Expense	234	182
Acquisition Amortization of backlog	24	-
Income Tax Effect at 25%	(610)	(365)
Non-GAAP adjusted net income	$ 6,239	$ 4,044
Average diluted shares outstanding	9,196	7,762
Diluted income per share - GAAP	$ 0.48	$ 0.38
Diluted income per share - Non-GAAP	$ 0.68	$ 0.52

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.